UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2013

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 1, 2013, Nexstar Broadcasting Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) and ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P. (collectively, the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 3,500,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), to the Underwriter at a price of $23.05 per share (the “Shares”). The Company did not receive any of the proceeds from the Selling Stockholders’ sale of the Shares. The offering of the Shares closed on May 7, 2013.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides that the Company and the Selling Stockholders will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

These representations and warranties of the parties contained in the Underwriting Agreement have been made solely for the benefit of the other parties to the Underwriting Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Underwriting Agreement by disclosures that were made to the other party in connection with the negotiation of the Underwriting Agreement;

•	may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and

•	were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in the Underwriting Agreement.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Stock Repurchase Agreement

On May 7, 2013, the Company entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the Selling Stockholders pursuant to which the Company repurchased 365,384 shares of Common Stock directly from the Selling Stockholders in a private, non-underwritten transaction, at a price of $23.05 per share, for an aggregate purchase price of $8,422,101. The terms and conditions of this stock repurchase were reviewed and approved by the audit committee of the Company’s board of directors, which is composed entirely of independent directors who are unaffiliated with the Selling Stockholders.

The foregoing summary of the Stock Repurchase Agreement is qualified by reference to the full text of the Stock Repurchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On May 7, 2013, the Company issued a news release announcing the closing of the previously announced secondary offering of Common Stock by the Selling Stockholders and the repurchase from the Selling Stockholders of its Common Stock by the Company. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and among Nexstar Broadcasting Group, Inc., the selling stockholders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated May 1, 2013.

10.1	Stock Repurchase Agreement, by and among Nexstar Broadcasting Group, Inc., ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P., dated May 7, 2013.

99.1	News Release, dated May 7, 2013, issued by Nexstar Broadcasting Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Dated: May 7, 2013	By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Executive Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among Nexstar Broadcasting Group, Inc., the selling stockholders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated May 1, 2013.

10.1	Stock Repurchase Agreement, by and among Nexstar Broadcasting Group, Inc., ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P., dated May 7, 2013.

99.1	News Release, dated May 7, 2013, issued by Nexstar Broadcasting Group, Inc.